                                                                       Exhibit 3.2

AMENDED AND RESTATED
SPRINT NEXTEL CORPORATION
BYLAWS

ARTICLE 1

Name and Location

Section 1.1   Name.  The name of the Corporation shall be the name set forth in the Articles of Incorporation.

Section 1.2 Offices.  Offices for the transaction of business of the Corporation may be located at such places as the Board of Directors may from time to time determine or as the business of the Corporation may from time to time require.

ARTICLE 2

Capital Stock

Section 2.1   Stock Certificates.  All certificates of stock shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile thereof.  Any or all of the signatures may be a facsimile.

Section 2.2 Transfers of Stock. Transfers of stock shall be made on the books of the Corporation upon the surrender of the old certificate properly endorsed, and said old certificate shall be cancelled before a new certificate is issued.

Section 2.3   Lost Certificates.  A new certificate of stock may be issued in the place of any certificate theretofore issued, alleged to have been lost or destroyed, and the Corporation may, in its discretion, require the owner of the lost or destroyed certificate, or its legal representative, to give a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any certificate.

Section 2.4    Preemptive Rights. No holder of shares of any class of this Corporation, or holder of any securities or obligations convertible into shares of any class of this Corporation, shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of this Corporation of any class, whether now or hereafter authorized; except that nothing in this Section 2.4 shall prohibit the Corporation from granting, contractually or otherwise, to any such holder, the right to purchase additional securities of the Corporation.

Section 2.5    Kansas Control Share Acquisition Act.  The Kansas Control Share Acquisition Act, K.S.A. Sections 17-1286 through 17-1298, does not apply to control share acquisitions of shares of the Corporation.

ARTICLE 3

Stockholders' Meetings

Section 3.1    Annual Meeting.  The annual meeting of the stockholders of the Corporation shall be held each year on such date and at such time and location, either within or without the State of Kansas, as may from time to time be determined by the Board of Directors and stated in the notice of the meeting.  At such meeting, the stockholders shall elect directors as provided in Section 3.11 and transact such other business as may properly come before the meeting.

Section 3.2    Special Meetings.  (a)  General.  A special meeting of the stockholders or the holders of any one or more classes of the capital stock of the Corporation entitled to vote as a class or classes with respect to any matter, as required by law or as provided in the Articles of Incorporation, may be called by, and may be at any time and place determined by, the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors.

(b)           Stockholder Requested Special Meetings.

(1)           Special meetings of the stockholders may also be called by the stockholders following receipt by the Secretary of the Corporation of a written request for a special meeting (a “Special Meeting Request”) from the record holders of shares representing at least 10% of all issued and outstanding common stock of the Corporation entitled to vote at the meeting (the “Proposing Stockholders”) if such Special Meeting Request complies with the requirements set forth in this Section 3.2(b).  The Board of Directors will determine whether all such requirements have been satisfied, and such determination shall be binding on the Corporation and its stockholders.  If a Special Meeting Request complies with this Section 3.2(b), the Board of Directors will determine the place, date and time of a special meeting requested in such Special Meeting Request; provided, however, the Board of Directors may (in lieu of calling the special meeting requested in such Special Meeting Request) present an identical or substantially similar item (a “Similar Item”, and the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors) for stockholder approval at any other meeting of stockholders that is held not less than one hundred twenty (120) calendar days after the Secretary receives such Special Meeting Request.

(2)           A Special Meeting Request must be delivered by hand, by registered U.S. mail, or by courier service to the attention of the Secretary of the Corporation at the principal office of the Corporation.  A Special Meeting Request will only be valid if it is signed and dated by each of the Proposing Stockholders and if such request includes: (i) a statement of the specific purpose(s) of the special meeting, the matter(s) proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting, and any material interest of each Proposing Stockholder and each beneficial owner on whose behalf the Special Meeting Request is submitted in the business proposed to be conducted at the special meeting; (ii) the text of any resolutions proposed for consideration and, if such business includes a proposal to amend either the Bylaws or the Articles of Incorporation, the text of the proposed amendment to the Bylaws or Articles of Incorporation; (iii) the name and address, as they appear on the Corporation’s books, of each Proposing Stockholder, the date of each Proposing Stockholder’s signature and the name and address of each beneficial owner on whose behalf such Special Meeting Request is made; (iv) the number of shares of the Corporation’s common stock that are owned of record or beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by each Proposing Stockholder and each such beneficial owner and documentary evidence of such record or beneficial ownership; (v) a representation that the Proposing Stockholder(s) and each beneficial owner(s) on whose behalf the Special Meeting Request is made intend to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (vi) if any Proposing Stockholder, or beneficial owner on whose behalf such Special Meeting Request is made, intends to solicit proxies with respect to the stockholders’ proposal(s) or business to be presented at the special meeting, a representation to that effect; and (vii) all information relating to each such Proposing Stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

(3)           A Special Meeting Request shall not be valid if (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (ii) a Similar Item was presented at any meeting of stockholders held within one hundred twenty (120) calendar days prior to receipt by the Corporation of the Special Meeting Request; (iii) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held; or (iv) the Special Meeting Request is received by the Corporation during the period commencing ninety (90) calendar days prior to the first anniversary of the preceding year’s annual meeting of stockholders and ending on the date of that year’s annual meeting of stockholders.

(4)           Any Proposing Stockholder may revoke a Special Meeting Request by written revocation delivered to the Corporation at any time prior to the special meeting; provided, however, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.  If none of the Proposing Stockholders appears or sends a representative to present the proposal(s) or business submitted by the Proposing Stockholders for consideration at the special meeting, the Corporation need not present such proposal(s) or business for a vote at such meeting.

(5)           Business transacted at a special meeting requested by stockholders shall be limited to the purposes stated in the Special Meeting Request; provided, however, that nothing herein shall prohibit the Board from submitting additional matters to the stockholders at any such special meeting.

Section 3.3  Notice of Meetings.  Notice of the time and place of all annual meetings of stockholders and of the time, place and purpose of all special meetings of stockholders shall be sent not less than ten (10) nor more than sixty (60) days before the date set for such meeting, to each stockholder of record entitled to notice of such meeting.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom notice is given.

Section 3.4  Advance Notice of Director Nominations.  (a) Nominations of persons for election to the Board of Directors at an annual meeting of the stockholders may be made by or at the direction of the Board of Directors or may be made at an annual meeting of stockholders by any stockholder of the Corporation who is entitled to vote for the election of Directors at the meeting in compliance with the notice procedures set forth in this Section 3.4.  Nominations, other than those made by or at the direction of the Board of Directors, shall be made by a stockholder pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal office of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days before the first anniversary of the preceding year’s annual meeting; except that, if the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered and received not earlier than the 150th day before such annual meeting and not later than the close of business on the later of the 120th day before such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.  The public announcement of an adjournment of an annual meeting will not commence a new time period for the giving of a stockholder’s notice.

(b)           A stockholder's notice to the Secretary shall set forth:

(1)           as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, (iv) a description of all arrangements or understandings relating to the nomination or nominations between or among any of (A) the stockholder giving the notice, (B) each nominee, and (C) any other person or persons (naming such person or persons), (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Exchange Act, (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected; and (vii) a statement signed by the nominee that indicates whether the nominee, if elected as a director of the Corporation, intends to comply with the Corporation’s Corporate Governance Guidelines; and

(2)           as to the stockholder giving the notice (i) the name and address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder.

(c)           The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation at an annual meeting of the stockholders unless such person has been nominated in accordance with the procedures set forth herein. If the facts warrant, the chairperson of the annual meeting shall determine and declare to the meeting that a nomination does not satisfy the requirements of this Section 3.4 and the defective nomination shall be disregarded. Nothing in this Section 3.4 shall be construed to affect the requirements for proxy statements of the Corporation under Regulation 14A of the Exchange Act.

Section 3.5  Advance Notice of Stockholder Business.  (a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or (3) otherwise properly brought before the annual meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal office of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days before the first anniversary of the preceding year’s annual meeting; except that, if the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be delivered and received not earlier than the 150th day before such annual meeting and not later than the close of business on the later of the 120th day before such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.  The public announcement of an adjournment of an annual meeting will not commence a new time period for the giving of a stockholder’s notice.

(b)           A stockholder's notice to the Secretary shall set forth:

(1)           as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; and

(2)           as to the stockholder giving the notice (i) the name and address of the stockholder, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iii) any material interest of the stockholder in such business.

(c)           No business shall be conducted at an annual meeting of the stockholders unless proposed in accordance with the procedures set forth herein. The chairperson of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure and such business shall not be transacted. To the extent this Section 3.5 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or finally adjudged by a court of competent jurisdiction, to be inconsistent with the right of stockholders to request inclusion of a proposal in the Corporation's proxy statement for its annual meeting pursuant to Rule 14a-8 promulgated under the Exchange Act, such rule shall prevail.

Section 3.6   Special Meetings.  At any special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before a special meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (including pursuant to a Special Meeting Request in accordance with Section 3.2(b)) or (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors.  The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedures and such business shall not be transacted.

Section 3.7   Chairperson of Stockholder Meetings. The Chairman of the Board of Directors, or in his absence or inability to act, the Chief Executive Officer, or if both are absent or unable to act, the President or a Vice President shall preside as chairperson of the meeting at all stockholders' meetings. The chairperson of the meeting shall have authority on his own motion to adjourn the meeting without the approval of the stockholders who are present in person or represented by proxy and entitled to vote.  The Board of Directors of the Corporation may, to the extent not prohibited by law, adopt such rules and regulations for the conduct of the meeting of stockholders as it deems appropriate.  Except to the extent inconsistent with the rules and regulations adopted by the Board of Directors, the chairperson of the meeting of stockholders shall have the right and authority to prescribe rules, regulations and procedures and to do all acts as, in the judgment of the chairperson, are appropriate for the proper conduct of the meeting.

Section 3.8    Voting.  Except as otherwise provided in the Articles of Incorporation of the Corporation, at each meeting of the stockholders, each stockholder shall be entitled to cast one vote for each share of voting stock standing of record on the books of the Corporation, in the stockholder’s name, and may cast such vote either in person or by proxy.

Section 3.9    No Cumulative Voting.  Except as otherwise provided in the Articles of Incorporation of the Corporation, each stockholder shall have the right to vote, in person or by proxy, a number of votes equal to the number of shares of stock owned by the stockholder for each Director to be elected. Stockholders shall not be entitled to cumulative voting of their shares of record in election of Directors.

Section 3.10  Quorum.  At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of at least a majority of the then outstanding voting shares of the Corporation shall be required and be sufficient to constitute a quorum for the election of directors. At a meeting held for any purpose other than the election of directors, shares representing a majority of the votes entitled to be cast on such matter, present in person or represented by proxy, shall constitute a quorum. In the absence of the required quorum at any meeting of stockholders, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting, from time to time, without notice (except as required by law) other than an announcement at the meeting, until a quorum shall be present.

Section 3.11  Election of Directors.

(a)           Except as otherwise required by law or by the Articles of Incorporation, a nominee for director shall be elected to the Board of Directors as provided in this Section 3.11.  If as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, a nominee shall be elected by the vote of a plurality of the shares represented in person or by proxy at the meeting and entitled to vote in the election of directors.

(b)           In any other election, a nominee shall be elected if the votes cast for that nominee exceed the votes cast against that nominee.  Votes cast against a nominee include votes to withhold authority with respect to that director’s election.  Votes cast do not include abstentions and broker non-votes with respect to that director’s election.

Section 3.12 Statement of Business; General Financial Condition Report. At each of the annual stockholders' meetings, one of the executive officers of the Corporation shall submit a statement of the business done during the preceding year, together with a report of the general financial condition of the Corporation.

Section 3.13  Proxies.  A stockholder may appoint a proxy to vote for the stockholder by submission of (i) an appointment form signed by the stockholder or the stockholder's attorney-in-fact or (ii) an electronic or telephonic transmission that contains or is accompanied by information from which it can be reasonably verified that the transmission was authorized by the stockholder or by the stockholder's attorney-in-fact.  An appointment of proxy is effective when an appointment form or an electronic or telephonic transmission is received by the person authorized to tabulate votes for the Corporation.  The proxy has the same power to vote as that possessed by the stockholder, unless the appointment form or electronic or telephonic transmission contains an express limitation on the power to vote or direction as to how to vote the shares on a particular matter, in which event, the Corporation must tabulate the votes in a manner consistent with that limitation or direction.

Section 3.14.  Action Without Meeting.  Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, are signed (personally or by duly authorized attorney) by (1) in the case of action described in K.S.A. Section 17-6501(b), the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (2) in the case of any other action, all persons who would be entitled to vote upon such action at a meeting. Such consent or consents shall be delivered in a manner prescribed by law.

ARTICLE 4

Directors

Section 4.1    Number of Directors.  The business and affairs of the Corporation shall be managed by or under the direction of a Board consisting of such number of Directors as is determined from time to time in accordance with the provisions of the Articles of Incorporation and Bylaws of the Corporation.

Section 4.2    Qualification.  Each Director upon election shall qualify by fulfilling any prerequisite to qualification that may be set forth in the Articles of Incorporation of the Corporation.

Section 4.3    Chairman of the Board.  The Board of Directors shall elect one Director to serve as Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Directors at which the Chairman of the Board is present.  If the Chairman of the Board is absent or unable to act at any such meeting, the Chief Executive Officer shall preside as Chairman.  If the Chief Executive Officer is absent or unable to act, the Board of Directors shall select another Director to preside at such meeting.  The removal of the Chairman of the Board on or before August 12, 2008 shall require a vote of more than two-thirds of the entire Board of Directors.

Section 4.4    Special Meetings.  Special meetings of the Board of Directors may be called at any time or place by the Chairman of the Board, the Chief Executive Officer or the President, and in the absence or inability of any of them to act, by a Vice President, and may also be called by any two members of the Board.  By unanimous consent of the Directors, special meetings of the Board of Directors may be held without notice, at any time and place.

Section 4.5    Notice of Meetings.  Notice of all regular and special meetings of the Board of Directors, the Executive Committee, or any committee established pursuant to Section 4.11 (an “Other Committee”) shall be provided to each Director or member of such committee, as the case may be, by the Secretary or an Assistant Secretary or by the Chairman of the Board, or, in the case of the Executive Committee or Other Committee, by the secretary or the chairperson of the committee, by a means reasonably calculated to be received at least two (2) days before the time fixed for such meeting; except that notice of special meetings of the Board of Directors, the Executive Committee or any Other Committee may be given by telephone, telex, facsimile or electronic transmission to each Director or member of such committee, as the case may be, at least twenty-four (24) hours before the time fixed for such meeting, or on such shorter notice as the person or persons calling the meeting may reasonably deem necessary or appropriate under the circumstances.  Participation by Directors in any regular or special meeting of the Board of Directors shall be in person unless otherwise provided in the notice of the meeting or otherwise determined by the Chairman of the Board or the Board of Directors, in which case, participation by means of conference telephone or other communications equipment which allows all persons participating in such meeting to hear each other shall constitute presence in person at such meeting.

Section 4.6    Quorum.  Except as otherwise provided in the Articles of Incorporation of the Corporation, a quorum for the transaction of business at any meeting of the Board of Directors or any committee of the Board of Directors shall consist of a majority of the members of the Board of Directors or of such committee, but the Directors present, although less than a quorum, shall have the power to adjourn the meeting from time to time or to some future date to the extent not prohibited by law.

Section 4.7    Officer Appointments and Compensation. At least annually, the Directors shall elect the officers of the Corporation and shall fix the salary of the Chief Executive Officer and the other principal executive officers of the Corporation.

Section 4.8    Advisors and Employees of the Board.  The Board of Directors from time to time, as they may deem proper, shall have authority to appoint a general manager, counsel or attorneys and other employees for such length of time and upon such terms and conditions and at such salaries as they may deem necessary and/or advisable.

Section 4.9    Board Compensation.  The members of the Board of Directors shall receive compensation for their services as determined by the Board of Directors in such amount as may be reasonable and proper and consistent with the time and service rendered. The members of the Board of Directors shall receive the reasonable expenses necessarily incurred in the attendance of meetings and in the transaction of business for the Corporation.

Section 4.10  Executive Committee. The Chief Executive Officer of the Corporation, together with no more than five additional Directors, shall constitute an Executive Committee of the Board of Directors. The Executive Committee between regular meetings of the Board of Directors shall manage the business and property of the Corporation and shall have the same power and authority as the Board of Directors; except that the Executive Committee shall not act (other than to make recommendations) in those cases where it is provided by law, the Articles of Incorporation of the Corporation or the Bylaws that any vote or action in order to bind the Corporation shall be taken by the Board of Directors.

Section 4.11  Committees and Subcommittees.  The Board of Directors may form any committee in addition to the Executive Committee described in Section 4.10.  Any committee, including the Executive Committee, may form a subcommittee.  Any committee or subcommittee so formed, to the extent provided in the resolution of the Board of Directors or committee by which it was formed or in the Bylaws or pursuant to the statutes of Kansas, shall have and may exercise all the powers and authority of the Board of Directors.  Participation by Directors in any committee or subcommittee meeting, including the Executive Committee meetings, shall be in person unless otherwise provided in the notice of the meeting or otherwise determined by the committee or subcommittee chairperson, in which case participation by means of conference telephone or other communications equipment which allows all persons participating in the meeting to hear each other shall constitute presence in person at such meeting.  Each committee and subcommittee, including the Executive Committee, shall keep a record of its proceedings.

Section 4.12  Resignation.  Any director may resign at any time by giving notice of his or her resignation in writing or by electronic transmission to the Chairman of the Board with a copy to the Secretary.  A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.

ARTICLE 5

Officers

Section 5.1     Number and Qualifications. The officers of this Corporation shall include a Chairman of the Board, a Chief Executive Officer, a President, as many Vice Presidents as the Board of Directors may from time to time deem advisable and one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary, a Treasurer, such Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time deem advisable, and such other officers as the Board of Directors may from time to time deem advisable and designate.  Any number of offices may be held by the same person, unless otherwise prohibited by law, the Articles of Incorporation of the Corporation or the Bylaws.

Section 5.2     Chief Executive Officer. The Chief Executive Officer shall be a member of the Board of Directors and shall be an officer of the Corporation.  Except for matters requiring Board authorization, the Chief Executive Officer shall have ultimate decision-making authority and shall have the general power and authority to supervise, coordinate and manage the business and activities of the Corporation, with such general executive powers and duties of supervision and management as are usually vested in such offices.  The officers of the Corporation with primary authority for all corporate matters shall report to the Chief Executive Officer.  The Chief Executive Officer shall report directly to the Board of Directors.

Section 5.3     President.  A President shall have all the power and authority usually enjoyed by a person holding the office of President.  In case of the incapacity of the Chief Executive Officer or upon vacancy in the office of the Chief Executive Officer, the President shall have the right and power to perform all duties and exercise all authority of the Chief Executive Officer.

Section 5.4     Vice President. A Vice President shall have all the power and authority usually enjoyed by a person holding the office of Vice President.  In case of the incapacity of the President or upon vacancy in the office of the President, a Vice President, as designated by the Chairman of the Board, shall have the right and power to perform all duties and exercise all authority of the President.

Section 5.5      Secretary.  The Secretary shall oversee the issuance of notices of all Directors' and stockholders' meetings, and shall attend as appropriate and oversee the preparation and retention of the minutes of the same; shall have charge of all corporate books, records and papers; shall be custodian of the corporate seal; may attest with his or her signature, which may be a facsimile signature if authorized by the Board of Directors, and may impress with the corporate seal all written contracts of the Corporation; and shall perform all other duties as are incident to the office. Any Assistant Secretary may perform all duties of the Secretary and such other duties as may be required.

Section 5.6      Treasurer. The Treasurer shall have custody of all money and securities of the Corporation and shall, along with the chief financial officer, controller or appropriate officer of finance, keep regular books of account and shall submit them to the Directors for their examination and approval annually; and semi-annually, or when directed by the Board of Directors, the Treasurer, along with the chief financial officer, controller or appropriate officer of finance, shall submit to each Director a statement of the condition of the business and accounts of the Corporation; and shall perform all such other duties as are incident to the office. Any Assistant Treasurer may perform all the duties of the Treasurer and such other duties as may be required.

Section 5.7      Bonds of Officers.  Any officer or employee of the Corporation shall give such bond for the faithful performance of his or her duties in such sum, as and when the Board of Directors may direct.

ARTICLE 6

Indemnification

Section 6.1     Actions Other Than Those by or in the Right of the Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of any other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization), and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Section 6.2     Action by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of any other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization) and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation (or such other corporation or organization) unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 6.3     Successful Defense of Action.  Notwithstanding, and without limitation of, any other provision of this Article 6, to the extent that a Director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1 or 6.2, or in defense of any claim, issue or matter therein, such Director, officer or employee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Section 6.4     Determination Required.  Any indemnification under Section 6.1 or 6.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer or employee is proper in the circumstances because such Director, officer or employee has met the applicable standard of conduct set forth in said paragraph. Such determination shall be made (i) by a majority vote of a quorum consisting of Directors who were not parties to the action, suit or proceeding, (ii) if a quorum of disinterested Directors is not obtainable, or, even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Section 6.5     Advance of Expenses.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a satisfactory undertaking by or on behalf of the Director, officer or employee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 6.

Section 6.6      Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of any other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify the person against such liability under the provisions of this Article 6. The risks insured under any insurance policies purchased and maintained on behalf of any person as aforesaid or on behalf of the Corporation shall not be limited in any way by the terms of this Article 6 and to the extent compatible with the provisions of such policies, the risks insured shall extend to the fullest extent permitted by law, common or statutory.

Section 6.7      Nonexclusivity; Duration.  The indemnifications and rights provided by, or granted pursuant to, this Article 6 shall not be deemed exclusive of any other indemnifications, rights or limitations of liability to which any person may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, either as to action in such person's official capacity or as to action in another capacity while holding office, and they shall continue although such person has ceased to be a Director, officer or employee of the Corporation or ceased to be serving at the request of the Corporation as a director, officer or employee of any other enterprise and shall inure to the benefit of such person's heirs, executors and administrators. The authorization to purchase and maintain insurance set forth in Section 6.6 shall likewise not be deemed exclusive.

Section 6.8      Vesting of Rights.  The rights granted by this Article 6 are vested in each person entitled to indemnification as a bargained-for, contractual condition of the person's serving or having served as a director, officer or employee of the Corporation or serving or having served at the request of the Corporation as a director, officer or employee of any other enterprise and, while this Article 6 may be amended or repealed, no amendment or repeal may release, terminate or adversely affect the rights of any person under this Article 6 with respect to any act taken or the failure to take any act by any person before the amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after the amendment or repeal.

Section 6.9       Definitions.  For purposes of this Article 6, references to:

(1) "other enterprises" or "other enterprise" includes, without limitation, any other corporation, limited liability company, partnership, joint venture, trust or employee benefit plan;

(2) "director, officer or employee of any other enterprise" includes, without limitation, any person performing similar functions or fiduciary functions with respect to any other enterprise, whether incorporated or unincorporated;

(3) "fines" includes any excise taxes assessed against a person with respect to an employee benefit plan;

(4) "serving at the request of the Corporation" includes any service as a director, officer or employee which imposes duties on, or involves services by, the director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries (including, without limitation, serving as an agent or trustee for an employee benefit plan, serving as a member of an employee benefit plan committee or serving in any other fiduciary capacity with respect to an employee benefit plan); and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan is considered to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 6.

Section 6.10  Severability.  If any provision of this Article 6 or the application of any provision of this Article 6 to any person or circumstance is held invalid, illegal or unenforceable for any reason, the remaining provisions of this Article 6 and the application of the provisions to other persons or circumstances will not be affected thereby and, to the fullest extent possible, the court finding any provision invalid, illegal or unenforceable is directed to modify and construe the provision so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification within the bounds of validity, legality and enforceability.  Without limiting the generality of the foregoing, if any director, officer or employee of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer or employee of any other enterprise, is entitled under any provision of this Article 6 to indemnification by the Corporation for some or a portion of the judgments, amounts paid in settlement, attorneys' fees, excise taxes or penalties, fines or other expenses actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of any action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, for the total amount, the Corporation will indemnify the person for the portion to which the person is entitled.

ARTICLE 7

Amendments

Except as otherwise provided in the Articles of Incorporation of the Corporation, the Bylaws may be amended, altered or repealed either by the Board of Directors or in such other manner as may from time to time be authorized by the laws of the State of Kansas; except that the Board of Directors may only amend, alter or repeal, or adopt new Bylaw provisions that conflict with:  (i) any provision of the Bylaws that at that time requires the vote of more than two-thirds of the entire Board of Directors for action to be taken thereunder or (ii) this proviso to Article 7, in any such case by a resolution adopted by a vote of more than two-thirds of the entire Board of Directors.

ARTICLE 8

Corporate Seal

The corporate seal of this Corporation shall have inscribed thereon the name of the Corporation and its state of incorporation and the words, ''Seal—Incorporated 1938''.

ARTICLE 9

Fiscal Year

The Corporation’s fiscal year shall coincide with the calendar year.